INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated March 1, 2011) (the “K-Plan”), is hereby further amended, effective January 1, 2012, unless otherwise indicated, as follows:

1.	By replacing Section 3.1 Savings Contributions, (a) Maximum in its entirety, with the following:

(a)
Maximum. A Participant may contribute, by payroll deduction, any whole percentage of the Participant’s Compensation for each pay period to the Participant’s Savings Contribution Account, subject to the following maximum percentages: (i) 50% of the Participant’s Compensation if the Participant is not a Highly Compensated Employee, and (ii) 22% of the Participant’s Compensation if the Participant is a Highly Compensated Employee.

Explanation: This amendment clarifies Maximum Savings Contribution language and removes language that is not pertinent as the same maximum savings percentages apply consistently to all Participating Affiliates.

2.	By replacing Section 3.1 Savings Contributions, (c) and (d) in their entirety, with the following:

(c)
Upon becoming a Participant, and at any time thereafter, each Participant may elect the percentage of Compensation to be contributed as a Savings Contribution to the Plan. Any such election will take effect as soon as administratively feasible. Each election by a Participant under this Section shall be made pursuant to the method established by the Committee for this purpose.

(d)
Effective September 1, 2007, if a Participant fails to make an election within thirty (30) days of becoming a Participant, the Participant shall be deemed to have elected to have three percent (3%) of Compensation withheld and contributed to the Plan, effective as soon as administratively feasible following the thirty (30) day period. Prior to the date an automatic deferral election is effective, the Participant shall receive a notice that explains the automatic deferral feature, the Eligible Employee’s right to elect not to have Compensation automatically reduced, and the procedure for making an alternate election. An automatic deferral election shall be treated, for all purposes of the Plan, as a voluntary deferral election.

In addition, each Eligible Employee who did not have a Savings Contribution election of at least three percent (3%) of

Compensation on file as of May 25, 2007, shall be deemed to have elected to have three percent (3%) of Compensation withheld and contributed to the Plan as Savings Contributions effective as of the first payroll period beginning after the Effective Date, unless prior to August 21, 2007, such Eligible Employee has made an alternate election.

(e)
Notwithstanding a Participant’s election under Subsection 3.1(c) or deemed election under Subsection 3.1(d) above, each Participant who is contributing less than fifteen percent (15%) of Compensation to the Plan on January 16, 2012, and January 1 of each year thereafter, shall be deemed to have elected to increase the Participant’s deferral percentage by one percent (1%) on and after March 1, 2012, and January 1 of each year thereafter; provided, however, that this Subsection 3.1(e) shall not apply to any Participant who has elected to opt out of Savings Contributions or elected to opt out of the automatic deferral escalation feature.

(f)
Savings Contributions must be contributed to the Trust Fund as soon as practicable, but in no event later than the fifteenth (15th) business day of the month following the month in which such deferrals were made. Savings Contributions made pursuant to Subsection 3.1(d) or (e) above shall be invested pursuant to Subsection 5.2(a) below.

Explanation: This amendment clarifies the methods available for making a savings contribution election, clarifies the default enrollment percentage, and allows for automatic increases in savings contributions.

3.	By replacing Section 5.2 Investment, (a) in its entirety, with the following:

(a)
Each Participant’s Accounts and earnings credited to such Accounts on and after the Effective Date will be invested in one or more of the Investment Funds. Each Participant will designate the proportion (expressed as a percentage in multiples of one percent (1%)) of such Participant’s Accounts to be invested in each Investment Fund. Such designation, once made, can be changed at any time and will take effect as soon as administratively feasible. Participants may also, at any time and independent of changing their election of investment of future savings contributions, transfer the amount equivalent to the Participant’s interest or any partial interest (expressed as a percentage in multiples of one percent (1%) or in dollars) from one Investment Fund to another. Any designation made under this Section 5.2(a) shall be made pursuant to the method established by the Committee for this purpose.

Notwithstanding any other provision herein to the contrary, during any period in which a Participant has not made an initial election as to the investment of his or her Accounts, the Participant shall be deemed to have elected to have his or her Accounts invested in the age appropriate target date fund, as determined by the Committee. The investment described in the preceding sentence is referred to as the default fund and is intended to constitute a “Qualified Default Investment Alternative” (QDIA) within the meaning of ERISA Section 404(c) and regulations issued thereunder.

Explanation: This amendment clarifies that Accounts of Participants without Investment Fund elections will be invested in the QDIA default investment fund as established by the Employee Benefits Committee.

4.
By replacing the table in Section D‑1‑2 Eligibility to Share in the Profit Sharing Feature of Supplement D-1, Provisions Relating to the Profit Sharing Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
Anchorage Sand & Gravel Company, Inc. (excluding President)	January 1, 1999
Baldwin Contracting Company, Inc.	January 1, 1999
Bell Electrical Contractors, Inc.	January 1, 2002
Bitter Creek Pipelines, LLC1/3	January 1, 2010 (January 1, 2001)
Cascade Natural Gas Corporation	January 1, 2011 July 2, 2007
Concrete, Inc.	January 1, 2001
Connolly-Pacific Co.	January 1, 2007
DSS Company	January 1, 2004 (July 8, 1999)
E.S.I., Inc.	January 1, 2008 (January 1, 2003)
Fairbanks Materials, Inc.	May 1, 2008
Granite City Ready Mix, Inc.	June 1, 2002

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
Great Plains Natural Gas Co.	January 1, 2008
Hawaiian Cement (non-union employees hired after December 31, 2005)	January 1, 2009
Intermountain Gas Company	January 1, 2011
Jebro Incorporated	November 1, 2005
Kent’s Oil Service[4]	January 1, 2007
Knife River Corporation – Northwest (the Central Oregon Division, f/k/a HTS)	January 1, 2010 (January 1, 1999)
Knife River Corporation – Northwest (the Southern Idaho Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation – Northwest (the Southern Oregon Division)	January 1, 2012
Knife River Corporation – Northwest (the Spokane Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation – Northwest (the Western Oregon Division)	January 1, 2012
Knife River Corporation - South (f/k/a Young Contractors, Inc.)	January 1, 2008 (January 1, 2007)
LTM, Incorporated	January 1, 2003
Montana-Dakota Utilities Co. (including union employees)	January 1, 2008
Oregon Electric Construction, Inc.[3]	March 7, 2011
Prairielands Energy Marketing, Inc.	January 1, 2012
Wagner Industrial Electric, Inc.	January 1, 2008

Participating Affiliate .	Current Effective Date (Original Effective Date)[2]
Wagner Smith Equipment Co.	January 1, 2008 (July 1, 2000)
WBI Holdings, Inc.1/3	January 1, 2009
WHC, Ltd.	September 1, 2001
Williston Basin Interstate Pipeline Company1/3	January 1, 2009
1Eligible employees participating in a management incentive compensation plan or an executive incentive compensation plan are not eligible for a Profit Sharing Contribution. Employees of the Total Corrosion Solutions division of Bitter Creek Pipelines, LLC are excluded from this feature.
2In the event a Participating Affiliate adopts a Profit Sharing Feature on a date other than January 1, effective as of the date of participation in the Plan, the amount of any such contribution allocated to a Supplement D-1 Participant shall be based upon Compensation, received while in the employ of the Participating Affiliate after the date of acquisition by the Company or any Affiliate.
3Requirement to be an Active Employee on the last day of the Plan Year does not apply.
4The following participants of Kent’s Oil Service are granted vesting service for prior years of service with Spirit Road Oils: Isaias Jaimes, Hideo Lewis, Christopher Niffenegger, Jose Padilla, George Velador, and Anthony Willis.

Explanation: This amendment adds Knife River Corporation – Northwest (Southern Oregon Division and Knife River Corporation – Northwest (Western Oregon Division) as Participating Affiliates, effective January 1, 2012, as a result of standardization of benefits for Knife River Corporation – Northwest (and subsequently amends Addendum D. and D.3). The amendment also adds Footnote 4 to clarify vesting for six participants of Kent’s Oil Service due to the acquisition of assets from Spirit Road Oils.

5.
By replacing Section D‑2‑2 Eligibility to Share in the Retirement Contribution of Supplement D-2, Provisions Relating to the Retirement Contribution Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)	Special Contribution Amount – Percentage of Compensation
Bitter Creek Pipelines, LLC[1]	January 1, 2006 (January 1, 2001)	5%
Cascade Natural Gas Corporation (non-bargaining)	January 1, 2011 (July 2, 2007)	5%

Participating Affiliate	Current Effective Date (Original Effective Date)	Special Contribution Amount – Percentage of Compensation
Cascade Natural Gas Corporation (Field Operations Bargaining Unit employees hired on or after 1/1/2007)	July 2, 2007	4%
Fidelity Exploration & Production Company[2]	January 1, 2006 (July 2, 2001)	5%
Great Plains Natural Gas Co.	January 1, 2003	5%
Hamlin Electric Company	January 1, 2005	5%
Intermountain Gas Company	January 1, 2011 (October 12, 2008)	5%
Oregon Electric Construction, Inc.	March 7, 2011	6%
Rocky Mountain Contractors, Inc. (Union)[3]	January 1, 2008	3%
Rocky Mountain Contractors, Inc.	January 1, 2005	5%
1The following participants of Bitter Creek Pipelines, LLC are excluded: Grady Breipohl, Jon Forbes, Richard Guderjahn, Steven Haag, Raymond Harms, Wade Hasler, Douglas Henry, Pamela Lynn, Todd Mandeville, Marlin Mogan, and Dale Sudbrack due to participation in the appropriate pension plan replacement contribution.
2The following participants of Fidelity Exploration & Production Company are excluded: Harlan R. Jirges, Marvin E. Rygh, Judy A. Schmitt, and Dennis M. Zander due to participation in the appropriate pension plan replacement contribution.
3Requirement to be compensated for 1,000 hours of service does not apply to Rocky Mountain Contractors, Inc. (Union).
In order to share in the allocation of any Retirement Contribution made by a Supplement D-2 Company pursuant to Paragraph 3 below for a given Plan Year, Participants employed by a Supplement D-2 Company must be compensated for 1,000 Hours of Service (prorated for the Plan Year in which the Retirement Contribution Feature becomes effective) in that Plan Year and must not be covered by a collectively bargained unit to which the Retirement Contribution has not been extended. However, if the Participant’s failure to be compensated for 1,000 Hours of Service in that Plan Year is due to the Participant’s Disability, Death, or Retirement on or after attaining age 60 during such Plan year, such Participant shall nevertheless be entitled to share in the allocation of the Retirement Contribution for such Plan Year. Any Participant who is not a Highly Compensated Employee who has met the above eligibility requirements as of June 30 each Plan Year shall receive a pro-rata allocation mid-year based on compensation paid through June 30. The final annual allocation shall be reduced by any such mid-year allocation. Participants who meet the requirements of this paragraph are referred to herein as “Supplement D-2 Participants.”

Explanation: This amendment updates the footnote of the table and provides for a mid-year Retirement Contribution allocation as approved by the Management Policy Committee and amends Addendum D.12.

6.
By replacing the table in Section D‑3‑2 Eligibility to Share in the Profit Sharing Feature of Supplement D-3, Provisions Relating to the Profit Sharing Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)
Ames Sand & Gravel, Inc.	July 16, 2007
Knife River – ND Division, a Division of Knife River Corporation – North Central	January 1, 2007
Knife River- Western North Dakota Division, a Division of Knife River Corporation – North Central	March 17, 2011
Knife River Corporation – North Central	January 1, 2007
Knife River Midwest, LLC (Western Iowa Division)	April 1, 2007 (April 1, 2004)
Knife River Midwest, LLC (Central Iowa Division, f/k/a Becker Gravel, Inc.)	January 1, 2012
Northstar Materials, Inc.	January 1, 2003

Explanation: This amendment clarifies the segregation of the Knife River Midwest, LLC Profit Sharing Feature for the Western Iowa and Central Iowa divisions, effective January 1, 2012, and amends Addendum D.1.

7.
By replacing Supplement D-5, Provisions Relating to the Knife River Corporation – Northwest (Western Oregon Division, f/k/a MBI) Retirement Contribution Feature in its entirety with the word RESERVED, effective January 1, 2012.

Explanation: This supplement is removed as a result of standardizing retirement benefits for Knife River Corporation – Northwest allowing the Western Oregon Division to be included as a Participating Affiliate in Supplement D-1.

8.
By replacing the second to last paragraph of Section D‑6‑2 Eligibility to Share in the Retirement Contribution of Supplement D-6, Provisions Relating to the MDU Resources Group, Inc. Retirement Contribution Feature, in its entirety, with the following:

In order to share in the allocation of any Retirement Contribution made by a Supplement D-6 Company pursuant to Paragraph 3 below for a given Plan Year, Eligible Employees described above must be compensated for 1,000 Hours of Service in that Plan Year; provided, however, that if the Participant’s failure to be compensated for 1,000 Hours of Service in that Plan Year is due to the Participant’s Disability, Death, or Retirement on or after attaining age 60 during such Plan year, such Participant shall nevertheless be entitled to share in the allocation of the Retirement Contribution for such Plan Year. Any Participant who is not a Highly Compensated Employee who has met the above eligibility requirements as of June 30 each Plan Year shall receive a pro-rata allocation mid-year based on compensation paid through June 30. The final annual allocation shall be reduced by any such mid-year allocation. Participants who meet the requirements of this paragraph are referred to herein as “Supplement D-6 Participants.”

Explanation: This amendment provides for a mid-year Retirement Contribution allocation as approved by the Management Policy Committee and amends Addendum D.19.

9.
By replacing the second paragraph of Section D‑6A‑2 Eligibility to Share in the Retirement Contribution of Supplement D-6A, Provisions Relating to the Retirement Contribution Feature, in its entirety, with the following:

In order to share in the allocation of the Retirement Contribution made by a Supplement D-6A Company pursuant to Paragraph 3 below for a given Plan Year, Eligible Employees described above must be compensated for 1,000 Hours of Service in that Plan Year; provided, however, that if the Participant’s failure to be compensated for 1,000 Hours of Service in that Plan Year is due to the Participant’s Disability, Death, or Retirement on or after attaining age 60 during such Plan year, such Participant shall nevertheless be entitled to share in the allocation of the Retirement Contribution for such Plan Year. Any Participant who is not a Highly Compensated Employee who has met the above eligibility requirements as of June 30 each Plan Year shall receive a pro-rata allocation mid-year based on compensation paid through June 30. The final annual allocation shall be reduced by any such mid-year allocation. Participants who meet the requirements of this paragraph are referred to herein as “Supplement D‑6A Participants.”

Explanation: This amendment provides for a mid-year Retirement Contribution allocation as approved by the Management Policy Committee and amends Addendum D.19.

10.	By adding the following new entry to Schedule B:

Knife River Midwest, LLC, Central Iowa Division (f/k/a Becker Gravel, Inc., shall make supplemental contributions on behalf of its Davis‑Bacon Employees in such amounts as may be necessary to satisfy the required Prevailing Wage Law fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the required Prevailing Wage Law fringe cost pursuant to Supplement G.
Effective as of January 1, 2012.
***************************************
Explanation: This amendment provides the manner in which the above Participating Affiliate is implementing the provisions of the Davis-Bacon (Supplement G) feature.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee (“EBC”) on this 24th day of May, 2012.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Doran N. Schwartz
Doran N. Schwartz, Chairman